                                                                                                          UNITED STATES

                                                                                       SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 12b-25

NOTIFICATION OF LATE FILING

                                                                                     SEC File Number: 333-152432          CUSIP Number: 53215Y 10 5

(Check One)[X]Form 10-K [ ]Form 20-F[ ] Form 11-K [] Form 10-Q [ ] Form N-SAR [ ] Form N-CSR

For Period Ended:	December 31, 2008
[ ]	Transition Report on Form 10-K
[ ]	Transition Report on Form 20-F
[ ]	Transition Report on Form 11-K
[ ]	Transition Report on Form 10-Q
[ ]	Transition Report on Form N-SAR

                                                                                                           For the Transition Period Ended: not applicable
___________________________________________________________________________________________________

Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

____________________________________________________________________________________________________

If the notification relates to a portion of the filing checked above, identify Item(s) to which the notification relates: Not Applicable

     PART I -- REGISTRANT INFORMATION
____________________________________________________________________________________________________

Life Nutrition Products, Inc.
Full name of Registrant

121 Monmouth Street, Suite A
(Address of Principal Executive Office (Street and Number)

Red Bank, New Jersey 07701
(City, State and Zip Code)

PART II -- RULES 12b-25(b) and (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25, the following should be completed. (Check box if appropriate.)

[ ] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

[X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

(c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III - NARRATIVE

State below in reasonable detail the reasons why Forms 10-K, 20-F, 11-K, 10-Q, N-SAR, N-CSR, or the transition report or portion thereof could not be filed within the prescribed period.

The Company dismissed its independent registered public accounting firm, Rosenberg Rich Baker Berman & Co. and engaged the services of a new independent registered public accounting firm Bagell, Josephs, Levin & Co. on March 16, 2009 as filed in the Company's 8-K report on March 19, 2009. The Company's transition to the new independent registered public accounting firm of Bagell, Josephs, Levin & Co. has necessitated a delay in the filing as both parties need to adequately review all required financial information and documentation prior to submission for the year ending December 31, 2008.

PART IV - OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification:

Michael M. Salerno (732) 758-1577
(Name) (Area Code) (Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).

[ X ] Yes [ ] No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

[ ] Yes [ X ] No

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

Life Nutrition Products, Inc.
(Name of Registrant as specified in charter)

has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31 2009	By: /s/Michael M. Salerno
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Michael M. Salerno,
Chief Executive Officer